Exhibit 10.10

CERTIFIED FORWARDER SALES AGREEMENT

1. PARTIES

This Air Carriage Service Agreement (the “Agreement”)has been signed by and between ___________(hereinafter to be referred to as”____________________”or the”Carrier”)on the one hand and (hereinafter to be referred to as “FORWARDER AGENT”)on the other hand with the following terms and conditions.

2. SCOPE and PLACE OF SERVICE

The subject matter of this Agreement is to set out the terms and conditions under which cargo to be delivered by the FORWARDER AGENT to ____________________ will be transported on ____________________’aircraft(under ____________________ brand or sub-brands of ____________________)or on the aircraft of the other carriers with which ____________________ cooperates.

The service covered by this Agreement is AIRPORT-TO-AIRPORT transport,and the parties’ liabilities in the performance of such service are as follows.

3. FORWARDER AGENT’S RESPONSIBILITIES

3.1 Subject to the availability of suitable facilities and space,____________________ shall carry the cargo, provided, however, that

3.1.1. the cargo is permitted by the laws or regulations of any country to be flown from,to or over;

3.1.2 the cargo is packed in a manner suitable for carriage by air;

3.1.3 the requisite shipping documents are complete and valid;

3.1.4 the cargo shall not endanger aircraft,passengers,relevant personnel and flight safety;the cargo shall not annoy passengers.

3.2. The FORWARDER AGENT must comply with all applicable laws,customs and other governmental regulations of any country from,through,over or to which the cargo is carried,including those on packaging,labelling and marking,carriage or delivery of the cargo and shall furnish all statements and attach all documents to the air way bill required for the compliance with statutory requirements. TURKISH AIRLINES is not obliged to verify the correctness or completeness of these statements or documents.____________________ is not liable towards the FORWARDER AGENT or any third parties for any loss or costs incurred due to the FORWARDER AGENT’s failure to comply with these requirements. Except as otherwise provided by laws and regulations,____________________ is entitled but not obliged to inspect the contents of all cargo.

3.3 Packaging and marking

3.3.1 The FORWARDER AGENT shall adopt appropriate materials for interior and exterior packaging based on the nature,value,weight,shape and volume of the cargo and ensure that the package is suitable for air transportation. Except as otherwise provided by and in addition to any related provision for packaging under applicable laws and regulations,for valuable cargo at the risk of robbery or theft, the FORWARDER AGENT shall use neutral packaging without indication of the contents.

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3.3.2 The FORWARDER AGENT shall ensure that the packaging of the cargo would not be damaged, dispersed and/or leaking in the course of carriage,and would not cause personal injury,damage or pollute aircraft,equipment or other cargo,baggage or mail.

3.3.3. The packaging materials of the cargo used by the FORWARDER AGENT must be in compliance with applicable laws and regulations of any country to be flown from,to or over.

3.3.4. Each package shall be marked with airport of origin,destination,and consignee’s name,address, telephone number and other information which shall be clear,legible and permanent.

3.3.5 Any irrelevant mark and label on the out-package shall be cleared to ensure rapid,safe and correct transportation.

3.4 The FORWARDER AGENT shall guarantee payment of all expenditures,penalties,losses and other charges which may be incurred due to,including without limitation,the following reasons:

3.4.1 that the cargo includes articles which are prohibited,

3.4.2 that the restricted cargo does not meet the requirements of the restrictions,

3.4.3 that the marking,quantity,address,packaging or commodity of the cargo are incorrect,inaccurate or incomplete,

3.4.4 that the license or certificate and document for export or import of the cargo are absent,delayed or incorrect,

3.4.5 that the actual commodity,weight or volume of the cargo is not consistent with the AWB (air way bill),

3.4.6 the penalties,hold and rejection of import by the customs,the police,the inspection and quarantine administrative bureau and other administrations because of the cargo or the documents.

3.5 Delivery and pick-up service

3.5.1 Transportation of cargo is Airport to Airport and does not include any pick up or delivery services to be carried out by ____________________ except for those within the airport(from aircraft to the warehouses and vice versa). It shall be the FORWARDER AGENT’s responsibility to bring,pick up and deliver the cargo at the airport.

3.5.2 It shall be the FORWARDER AGENT’s responsibility to unload the cargo in the warehouses/areas shown by ____________________ for acceptance of the cargo. Upon issuance of necessary documents, the cargo shall be loaded to the aircraft and carried to the destination airport and then unloaded from aircraft by ____________________ and kept in warehouses/areas.

3.5.3 It shall be the FORWARDER AGENT’s responsibility to pick up the cargo from the warehouse/area determined by ____________________ and transport it to its final delivery address.

4. TURKISH AIRLINES’ RESPONSIBILITIES

4.1 t shall be ____________________’ responsibility to issue the flight documents of the cargo in compliance with applicable laws and legislations.

4.2 It shall be ____________________’ responsibility to complete the flight preparations of the cargo,and send the cargo with the appropriate flight.

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4.3 It shall be ____________________’responsibility to bring the cargo to the destination airport and make it ready for delivery to its recipient.

5. CHARGING OF SERVICE

Published prices of _________________ apply to transports covered by this Agreement. The FORWARDER AGENT accepts and undertakes in advance that ____________________ is entitled to change the prices at any time and at its own discretion,and that the said price increases shall be reflected fully and immediately,as long as the Agreement remains effective.

6. CARRIAGE OF CARGO

6.1 Acceptance of cargo

6.1.1 The following cargo shall not be accepted:

6.1.1.1 the cargo prohibited by the regulations or the orders of the administrative authorities.

6.1.1.2 the cargo,for which the inspection,check or procedures required by the administrative authorities have not been completed.

6.1.1.3 the cargo,of which the transportation requirements exceed Carrier’s transportation and storage capabilities.

6.1.1.4 the cargo,which contains illegal,dangerous or hazardous materials or otherwise are likely,to cause any damage or affect other cargo,goods or equipment belonging to the Carrier,its employees or third parties.

6.2 Cargo Security Check

6.2.1 Cargo security check shall be conducted in accordance with the regulations of administrative authorities.

6.2.2 When necessary,physical check shall be conducted on the cargo and the relevant documents and materials. The FORWARDER AGENT is obliged to assist with the check.

6.2.3 TURKISH AIRLINES has no obligations,to conduct the security check of the cargo,documents and materials.

6.3 Routings, deployment,substitution

6.3.1 Unless otherwise agreed in this Agreement,____________________ has no obligation to carry the cargo by any specific aircraft type,on any specific flight,over any particular route,or to make connections at any point.

6.3.2 ____________________ is entitled to select the route of the cargo or reroute the cargo shown on the AWB based on flight or space availability.

6.3.3 ____________________ may without notice deploy another carrier or a substitute aircraft. In this respect,____________________ may also perform code sharing.

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6.4 Cargo Transportation Time Limit

6.4.1 To ensure that the cargo is carried in time,it is necessary that the FORWARDER AGENT should book the flight and the date for carriage of the cargo. If the flight and the date or the time limit for carriage are agreed and indicated on the AWB, ____________________ shall carry the cargo as agreed provided that no special circumstances occur such as governmental acts or Force Majeure.

6.4.2 Schedules shown in ____________________’timetables or published at any elsewhere form no part of the contract of carriage and are not fixed for commencement,completion of carriage or delivery of cargo.

6.5 Inability to carry the Cargo-FORCE MAJEURE

6.5.1 ____________________ may without notice cancel,terminate,change,reschedule or postpone any flight or any right to further carriage or continue a flight without or only with part of the cargo if it considers this advisable for the following reasons:

(a)	due to any event beyond its control (including,but not limited to:weather conditions,acts of God,force majeure,strikes,riots,political disturbances,embargoes,wars,hostilities,civil commotions,unstable international conditions,terrorism or governmental warnings against terrorism or war);in this respect it is irrelevant whether the event has in fact occurred or is only threatened or announced or whether this directly or indirectly results in a delay,claim, requirement,incident or predicament,or
(b)	due to any event which could not reasonably be foreseen,expected or anticipated,or
(c)	due to governmental regulations,orders or requirements,or
(d)	due to any shortage of labour, fuel or facilities or due to labour-related difficulties or any technical failure or difficulties of the carrier or any third party deployed by it,or
(e)	due to guaranteeing the flight safety and/or to comply with the relevant laws and regulations, ____________________ may continue the flight with all or part of the cargo unloaded.

6.5.2 If a flight is cancelled or rescheduled or ends at any location other than the place of destination for any reason set forth under 6.5.1. above,or if the carriage of a cargo is cancelled,rescheduled,brought forward or terminated,____________________ shall not be under any liability with respect thereto. If the carriage of the cargo or part thereof is terminated,its delivery by ____________________ to a forwarding agent for further carriage,delivery or storage shall be considered as proper delivery according to the AWB;____________________ is no longer liable but merely obliged to notify the FORWARDER AGENT or consignee at the address stated in the air way bill about the disposal of the consignment.____________________ is entitled but not obliged to carry the cargo via any other route or to forward it by any other means of transportation as representative of the FORWARDER AGENT or consignee. The costs incurred thereby shall be added to the freight rate.

7. TERMINATION OF CARRIAGE

If ____________________ deems it necessary to hold any cargo at any place during or after carriage for preventing damage or danger,____________________ may store the cargo at the expense,risk and cost of the FORWARDER AGENT and/or consignee at a storehouse or any other available place or with the customs authorities,notifying FORWARDER AGENT and/or consignee at the address stated in the AWB; ____________________ may also hand over the cargo to any other carrier for further carriage to the consignee. FORWARDER AGENT and consignee are jointly and severally liable towards ____________________ for any expenses or risks arising from the foregoing and have to reimburse ____________________ accordingly.

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8. LIMITATION OF LIABILITY

8.1 General

With regard to the liability of ____________________,the carriage shall be subject to the regulations and limitations established by the Conventions as may be applicable to the respective carriage. The foregoing applies irrespective of whether the carriage is interrupted or the cargo is reloaded.

“Conventions”means the following applicable instruments:

(a)	the Convention for the Unification of Certain Rules Relating to International Carriage by Air, signed at Warsaw on 12 October 1929(hereinafter referred to as the “Warsaw Convention”);
(b)	the Protocol to amend Warsaw Convention signed at Hague on 28 September 1955(hereinafter referred to as the “Hague Protocol”);
(c)	Montreal Protocol No:4 to amend the Convention for the Unification of Certain Rules Relating to International Carriage by Air,signed at Warsaw on 12 October 1929 as amended by the Protocol done at Hague on 28 September 1955,signed on 25 September 1975(hereinafter referred to as the “Montreal Protocol”).

8.2 Limitation of Liability in Respect of Total Amounts

____________________ is liable for destroyed,lost,damaged or delayed cargo only up to the amount set forth under the Conventions whichever is applicable to the respective carriage. In any case,____________________ shall not be obliged to make payment in duplicate,i.e. both to FORWARDER AGENT and the consignee,to compensate the same damages.

8.3 Declaration of Value

The limitations of liability in respect of total amounts do not apply if the FORWARDER AGENT has made,at the time when the cargo was handed over,a special declaration of interest in delivery at destination and has paid the requested surcharge. In that case the carrier shall pay a compensation for destruction,loss,damage or delay up to the amount of the declared value,unless it proves that the sum is higher than the consignor’s actual interest in delivery at destination. All compensation claims are subject to proof of value.

9. EXCLUSION OF LIABILITY

9.1 ____________________ is not liable for damage caused directly or indirectly by any compliance with laws,governmental regulations,requirements or orders or by any other event beyond ____________________’control.____________________ is not liable when refusing carriage of a cargo in cases set forth in Clauses 6.1 and 6.6 of this Agreement.

9.2 ____________________ is not liable for damage or destruction to or delay of a cargo caused by;

9.2.1 Force Majeure or in cases set forth in clause 6.6 of this Agreement;

9.2.1.1 the inherent nature,quality or defect of the cargo;

9.2.1.2 improper packaging of the cargo by anyone other than ____________________ or ____________________’employee or agents;

9.2.2 loss or damage of the inner pieces with intact package and unbroken seal;

9.2.2.1 acts relevant to inbound or outbound or transit of the cargo as implemented by national administrative authorities;

9.2.2.2 an act of war including terrorist acts or an armed conflict,

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9.3 Cargo exposed to deterioration or decay due to change of climate,temperature,height or for any other usual circumstance or due to the duration of the agreed carriage time are taken on by ____________________ to the exclusion of any liability for loss or damage caused by deterioration or decay.

9.4. Unless otherwise provided for in the terms and conditions of this Agreement,____________________ is not liable for any indirect or consequential loss or damage,including loss of turnover,profit or earnings, interest,lost business transactions,currency risks,production shortfall or penalties resulting from any carriages subject to these terms and conditions and FORWARDER AGENT hereby releases and waives any claims against ____________________ regarding such damages.

9.5. If the liability of ____________________ is excluded or limited according to the terms and conditions of this Agreement,such exclusion or limitation shall likewise apply to any agents,employees, representatives of ____________________,as well as for any carrier whose aircraft is used for the carriage of cargo and for the agents,employees,representatives of the latter.

10. CONTRIBUTORY NEGLIGENCE

If the damage was caused by any act or omission of the FORWARDER AGENT,consignee or the person claiming damage,or if such act or omission contributed to the occurrence of damage (contributory negligence),____________________ will be entirely or partly released from liability.

11. INDEMNIFICATION BY FORWARDER AGENT

THE FORWARDER AGENT HEREBY ACCEPTS AND UNDERTAKES IRREVOCABLY TO COMPENSATE ANY LOSS AND DAMAGE,UNDER ANY NAME WHATSOEVER,TO BE INCURRED BY TURKISH AIRLINES AND/OR ITS EMPLOYEES,AGENCIES,CONSULTANTS,BUSINESS PARTNERS, ETC. IN CONSEQUENCE OF VIOLATION OF ANY PROVISION OF THIS AGREEMENT BY THE FORWARDER AGENT.

FOR THE AVOIDANCE OF DOUBT,FORWARDER AGENT SHALL REMAIN FULLY AND PRIMARILY LIABLE FOR THE PERFORMANCE OF ITS SUBCONTRACTORS UNDER THIS AGREEMENT OR THE BREACH OF ANY TERM BY ITS SUBCONTRACTORS.

THE FORWARDER AGENT ACCEPTS AND UNDERTAKES TO DEFEND,INDEMNIFY AND HOLD ____________________,ITS OFFICERS,DIRECTORS,AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY THIRD PARTIES CLAIMS,PECUNIARY OR NON-PECUNIARY DAMAGES, LOSSES,LIABILITIES,LIENS,CAUSES OF ACTION,AWARDS,JUDGMENTS,COSTS AND EXPENSES(INCLUDING,WITHOUT LIMITATION,LEGAL COSTS AND ATTORNEYS’ FEES) UNDER ANY NAME,OF ANY KIND WHATSOEVER DUE TO THE ACTS OF FORWARDER AGENT, ITS AGENTS,OFFICERS,DIRECTORS, EMPLOYEES OR THE SUBCONTRACTORS_IN CONNECTION WITH,ARISING OUT OF,ON ACCOUNT OF OR RELATED TO THE USE OF THE FORWARDER AGENT’S RIGHTS OR PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT,EXCEPT FOR THE ONES CAUSED BY GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ____________________, AND THAT IF ____________________ IS ANYWAY FORCED TO PAY SUCH AMOUNTS TO SUCH THIRD PARTIES,THE FORWARDER AGENT SHALL IRREVOCABLY REFUND ____________________ THIS AMOUNT IN FULL WITHIN 7(SEVEN) DAYS AT THE LATEST UPON THE FIRST WRITTEN DEMAND OF ____________________.

12. TAXES,DUTIES AND CHARGES

All charges,fees,taxes and duties that may arise in connection with the establishment of this Agreement will be borne by FORWARDER AGENT and FORWARDER AGENT shall indemnify and hold harmless the Carrier in relation to such charges,fees,taxes and duties.

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13. TERM AND TERMINATION OF AGREEMENT

13.1 This Agreement is valid from ______ until ______,and shall be deemed to have been renewed automatically for 1 (one) year terms with the same conditions,unless it is terminated with a written notice at least 30 (thirty) days before the end of the relevant term of this Agreement.

13.2 In the event that any of the parties violates the provisions of this Agreement partially or completely, the other party shall send the violator party a written notice that it has to comply with the Agreement and rectify the violation within 5 (five) days from the receipt of such notice. If the violator party does not rectify the violation within 5 (five) days period,the other party is entitled to terminate this Agreement by giving further written notice with immediate effect without the need for any court decision and further liability. The party that has led to termination of the Agreement by violating it,is also liable to compensate any damage to be incurred by the other party.

13.3 ____________________ is entitled to terminate this Agreement at any time without giving any reason and without paying any charge,compensation, etc. under any name whatsoever on the condition of sending a 30(thirty)-day prior written notice.

13.4 In the event that one of the parties goes bankrupt,announces a composition of debts,ceases to exist as a legal entity,becomes insolvent, etc. under applicable law,this Agreement may be terminated by written notice of the other party with immediate effect.

13.5 In case of any expiration or termination of this Agreement the undue amounts (if any) to be paid by the FORWARDER AGENT in respect of the services already rendered by ____________________ shall also become due.

13.6 Any such termination or expiration shall be without prejudice to any rights or liabilities previously accrued.

14. CASH DEPOSIT

14.1 The FORWARDER AGENT accepts and undertakes prior or simultaneously with signing this Agreement to make a HKD xxx cash deposit to ____________________ in time to secure the performance by FORWARDER AGENT of its obligations and liabilities under this Agreement.

14.2 This Cash Deposit is a condition precedent of the effectiveness of this Agreement. In the event that the FORWARDER AGENT does not make the Cash Deposit that meets the above mentioned criteria, this Agreement shall not enter into force.

14.3 If at any time during the Agreement ____________________ determines at its sole discretion that the current issuing or confirming bank for the Cash Deposit is no longer an acceptable issuing or confirming bank(whether by virtue of a material adverse change in its financial condition or for any other reason), ____________________ shall notify FORWARDER AGENT of that and FORWARDER AGENT shall promptly procure that the Cash Deposit is replaced by a Cash Deposit issued by another bank acceptable to ____________________ in its sole discretion and (if appropriate) that such replacement Cash Deposit is confirmed by another bank acceptable to ____________________ in its sole discretion.

14.4 If ____________________ makes a drawing under the Cash Deposit,FORWARDER AGENT shall, following a demand in writing by ____________________,immediately procure that the maximum amount available for drawing under the Cash Deposit is restored to the level at which it stood immediately prior to such drawing.

14.5 If FORWARDER AGENT fails or delays of any performance of its obligations under this Agreement (including payment obligations),____________________ may request to increase the amount of the Cash Deposit at its sole discretion to the amount it deems appropriate.

14.6 This increasing,completing or replacement of the Cash Deposit shall be at FORWARDER AGENT’s cost and be carried out by the FORWARDER AGENT within one week as of the demand of ____________________.Otherwise,____________________ is entitled to,at its option,suspend performance of its obligations under the Agreement without any liability to the FORWARDER AGENT or terminate this Agreement unilaterally with immediate effect by serving a written notice to the FORWARDER AGENT without any further obligation towards the FORWARDER AGENT.

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14.7 This Cash Deposit shall be retained by ____________________ and returned to the FORWARDER AGENT after three (3) months upon expiration or termination of this Agreement,provided however that the FORWARDER AGENT fulfills all of its obligations under this Agreement in compliance with the provisions stipulated herein,and has no further obligations towards ____________________ which shall be determined by ____________________ at its sole discretion.

15. PAYMENT

15.1 The prices of cargo carriages to be performed by ____________________ shall be invoiced by ____________________ to the FORWARDER AGENT via CASS. The FORWARDER AGENT accepts and undertakes to pay prices of cargo carriages ____________________.The records and commercial books of ____________________ constitute conclusive evidence in case of any conflict between the parties.

15.2 In the event that the FORWARDER AGENT does not pay the invoice amounts within the relevant periods specified in this article 15,the FORWARDER AGENT is liable to pay the respective invoice amount together with the daily default interest to be imposed as of the date of maturity. This default interest is calculated as 1 month USD LIBOR(Bloomberg US0001M-Index Page is to be taken as reference)+1.5%interest per month (prorated by elapsed days). The default interest shall be invoiced separately by ____________________,and paid by the FORWARDER AGENT to ____________________.

15.3 ____________________ is entitled,at its own discretion,to terminate or suspend this Agreement and/or cease to render any service until the invoiced carriage amount is paid to ____________________ together with its default interest. For the avoidance of doubt ____________________ is also entitled to take above actions in case of non-payment of any invoice issued for interest.

15.4 FORWARDER AGENT the hereby agree and accept that ____________________,pursuant to the Agreement,shall be entitled at its discretion to foreclose any and all cash deposit,all negotiable instruments,goods and movables which have been pledged hereunder in favour of the ____________________ and are listed in or have certain specifiable value in a market,over their market or stock value without recourse to relevant foreclosure clauses of Execution and Bankruptcy Law,and offset the proceeds thereof for the purpose of discharging any and all their debts and obligations including but not limited to those arising here from,and that they have waived from and and all defenses and rights of objections related thereto to the extent permitted by law.

15.5 In the event that the FORWARDER AGENT decides not to have its cargo being carried,it must inform this in writing to ____________________ at least three (3) days before the date of carriage so that no charge is accrued. Otherwise, the FORWARDER AGENT accepts and undertakes irrevocably to pay the freight charge and any other costs incurred by ____________________(including but not limiting to space allocation,etc.)due to such non-carriage of this cargo even if it has not been transported.

15.6 The purchase price excludes all taxes,duties,levies,import or export charges or similar charges (including without limitation VAT) payable in connection with the services covered by this Agreement, except for taxes on Carrier’s income,if any. FORWARDER AGENT shall make any payment hereunder free and clear of any with holdings or deductions of whatever nature and shall indemnify and hold Carrier harmless from and against any and all applicable taxes.

16. MISCELLANEOUS

16.1 The waiver of any right under this Agreement by either party shall be in writing,and any delay or failure,single or partial by either party in exercising any rights under this Agreement or applicable law shall not be construed as a waiver of such rights. The waiver of any right under this Agreement by either party shall not be construed as a waiver of the same right at a future time or as a waiver of any other right under this Agreement.

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16.2 If any provision of this Agreement becomes illegal,invalid or unenforceable,the legality,validity and enforceability of the remainder of this Agreement will not be affected to the extent permitted by law. In such event the illegal,invalid or unenforceable provision shall be substituted by a provision by mutual written agreement among the parties with so as best to accomplish the economic objective of such invalid provision.

16.3 This Agreement shall not be transferred wholly or partially by the FORWARDER AGENT without the prior written consent of ____________________.

16.4 This Agreement can only be amended through a written instrument signed by both parties.

17. SETTLEMENT OF DISPUTES

This Agreement shall be governed by the laws of ______.The courts and execution offices of ______shall have exclusive jurisdiction for all conflicts which may arise from interpretation and implementation of this Agreement. The FORWARDER AGENT hereby agrees to the exclusive jurisdiction of ______courts and execution offices,however,____________________ also has the right to pursue legal action against the FORWARDER AGENT.

18. NOTIFICATION

Airlines:____________	Address:

Forwarder :___________________	Address:

All notices and other communications required under this Agreement shall be in writing addressed as set forth above. Until and unless a party (sending party) has received a written notice that the other party’s(recipient party) address has changed,any notice which is sent to recipient party’s address stated in this Agreement shall be deemed properly served. As a requirement of Article 18.3 of the Turkish Commercial Code,any and all notices relating to termination,infringement or breach of this Agreement, request of consent,notice of payment and request of compensation for any kind of loss shall be in writing and shall only be sent by registered mail(certified and return receipt required) or telegram or via notary public or registered e-mail system by using secure digital signature.

All other communications between the parties relating to the performance of this Agreement may be sent by fax or e-mail,to the fax numbers and e-mail addresses indicated herein or notified by the other party.

19. ABOUT THIS AGREEMENT

This Agreement is signed by the persons authorized to represent and bind the parties in 3 original copies and each party has been given one copy of the Agreement. This Agreement shall enter into force at the date when the Letter of Guarantee specified in article 14 is submitted by the FORWARDER AGENT to ____________________.

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20. ADREESS, BANKING DETAILS AND SIGNATURES OF THE PARTIES

FORWARDING AGENT	CARRIER
Address:	Address:
Bank Details:
Bank name :
Bank Details:
Account name:	Bank name :

HKD A/C NO :	Account name:

MULTI-CURRENCY(RMB/USD/EUR) A/C NO:	Account no:

Bank address :

SWIFT code :	Bank address:

SWIFT code :
Name:
Title:
Name:
Title:
Signature:
Date:

Name:
Title:	Signature:
Date:

Name:
Title:
Signature:
Date:
Signature:
Date:

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